UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 28, 2014

(Date of earliest event reported):

INNODATA INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22196	13-3475943
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

Three University Plaza	07601
Hackensack, NJ 07601	(Zip Code)
(Address of principal executive offices)

(201) 371-8000

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement;

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 28, 2014, Innodata Inc. through a wholly-owned overseas subsidiary (“Innodata”) acquired 100% of the common shares and 100% of the preferred shares of MediaMiser Ltd. (“MediaMiser”) pursuant to a share purchase agreement dated as of July 28, 2014. These shares represent substantially all of the economic ownership interest of MediaMiser. A MediaMiser Employee Trust will retain special voting shares equivalent to 50% of the voting rights in MediaMiser for the term specified in the articles of amalgamation of MediaMiser. The Trustees of the MediaMiser Employee Trust are the former and continuing management of MediaMiser.

MediaMiser is an Ottawa, Canada-based provider of automated, real-time traditional and social media monitoring services.

The purchase price for the acquisition aggregated C$5.78 million (US$5.38 million) of non-contingent consideration, plus up to a maximum of C$5.0 million (US$4.60 million) of contingent consideration. The purchase price is subject to certain adjustments. For purposes of this report Canadian currency is valued at the US dollar exchange rate effective July 28, 2014.

Of the non-contingent portion of the purchase price, C$4.40 million (US$4.10 million) was paid by Innodata in cash at closing; C$0.63 million (US$0.58 million) is payable by Innodata on July 28, 2015 in shares of Innodata Inc. common stock, or at Innodata’s discretion in cash; and C$0.75 million (US$0.70 million) is payable by Innodata on July 28, 2016 in shares of Innodata Inc. common stock, or at Innodata’s discretion in cash. The contingent portion of the purchase price is a potential earn-out of up to C$5.0 million (US$4.60 million) based on MediaMiser’s revenues and EBITDA during the period from April 1, 2016 until March 31, 2017. The contingent consideration if earned is payable by Innodata in May 2017 in cash, or at Innodata’s discretion in up to 70% in Innodata Inc. common stock with the balance in cash. Shares of Innodata Inc. common stock will be valued for any payment at the weighted average closing price for the ten consecutive trading days immediately preceding the date on which the payment is due.

The foregoing summary of the transaction is qualified in its entirety by reference to the text of the share purchase agreement and the articles of amalgamation that are filed as exhibits to this Current Report on Form 8-K.

On July 29, 2014, Innodata issued a press release announcing the acquisition, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

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Item 3.02 Unregistered Sales of Equity Securities.

The disclosures set forth under Items 1.01 and 2.01 of this Current Report on Form 8-K relating to future issuances of Innodata common stock are incorporated herein by reference.

The issuances of Innodata common stock will be exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

To the extent required, Innodata will provide the financial statements required by Item 9.01(a) on Form 8-K by amendments to this Current Report on Form 8-K no later than the 71st calendar day after the required filing date for this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

To the extent required, Innodata will provide the pro forma financial statements required by Item 9.01(b) on Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st calendar day after the required filing date for this Current Report on Form 8-K.

(d) Exhibits.

Exhibit	Description
2.1	Share Purchase Agreement, dated as of July 28, 2014 among Innodata Inc., Media Miser Ltd. and certain other parties; filed herewith (Schedules and exhibits were omitted pursuant to Item 601(b)(2) of Regulation S-K; Registrant agrees to furnish a copy of these schedules and exhibits supplementally to the Securities and Exchange Commission upon request.)
99.1	Articles of Amalgamation of MediaMiser Ltd. as filed on July 28, 2014 (Schedules were omitted pursuant to Item 601(b)(2) of Regulation S-K; Registrant agrees to furnish a copy of these schedules supplementally to the Securities and Exchange Commission upon request.)
99.2	Press Release, dated July 29, 2014; filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNODATA INC.

Date: July 29, 2014	By:	/s/ O’Neil Nalavadi

O’Neil Nalavadi
Senior Vice President
and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit	Description
2.1	Share Purchase Agreement, dated as of July 30, 2014 among Innodata Inc., Media Miser Ltd. and certain other parties; filed herewith (Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K; Registrant agrees to furnish a copy of these schedules supplementally to the Securities and Exchange Commission upon request.)
99.1	Articles of Amalgamation of MediaMiser Ltd. as filed on July 28, 2014 (Schedules were omitted pursuant to Item 601(b)(2) of Regulation S-K; Registrant agrees to furnish a copy of these schedules supplementally to the Securities and Exchange Commission upon request.)
99.2	Press Release, dated July 29, 2014; filed herewith.

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